UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73104 (Zip Code)

(405) 225-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Certain subsidiaries of Sonic Corp. have completed a private securitization transaction in which they issued $155 million of Fixed Rate Series 2013-1 Senior Secured Notes, Class A-2 (the "Series 2013-1 Notes") and used approximately $150 million of the net proceeds from the issuance, together with other funds, to repay $155 million of their existing securitization debt at par.  The subsidiaries' securitization transactions are designed to facilitate their operations and business activities and allow the subsidiaries to issue additional series of notes in the future subject to certain conditions.

Series 2013-1 Notes.  The subsidiaries issued the Series 2013-1 Notes on July 18, 2013.  The Series 2013-1 Notes will have an expected life of seven years with an expected repayment date in July 2020 and a legal final maturity in July 2043 and bear interest at 3.75% per annum, payable monthly.  The Series 2013-1 Notes are subject to an upward adjustment in the rate of interest due of at least 5% per annum in the event the Series 2013-1 Notes are not paid in full by July 2020.  The Series 2013-1 Notes were issued under a Base Indenture dated May 20, 2011 (the "Base Indenture") and the related Series 2013-1 Supplemental Indenture dated July 18, 2013 (the "Supplemental Indenture"), each among various subsidiaries of Sonic Corp., including Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer (collectively, the "Co-Issuers"), and Citibank, N.A., as Trustee and Securities Intermediary.  The Supplemental Indenture is attached hereto as Exhibit 99.1.

Collateral Security.  The Co-Issuers are existing special purpose indirect subsidiaries of Sonic Corp. that hold substantially all of Sonic's franchising assets and real estate.  The Series 2013-1 Notes, as well as the Co-Issuers' Series 2011-1 Variable Funding Senior Notes, Class A-1 (the "Series 2011-1 Class A-1 Notes") and Fixed Rate Series 2011-1 Senior Secured Notes, Class A-2 (the "Series 2011-1 Class A-2 Notes," and together with the Series 2013-1 Notes and the Series 2011-1 Class A-1 Notes, the "Notes") are secured by franchise fees, royalty payments and lease payments, and the repayment of the Notes is expected to be made solely from the income derived from the Co-Issuers' assets.  In addition, Sonic Franchising LLC, a Sonic Corp. subsidiary that acts as a franchisor (the "Guarantor"), has guaranteed the obligations of the Co-Issuers under the Base Indenture and pledged substantially all of its assets to secure those obligations.  The pledge and collateral arrangements for all of the Co-Issuers are included in the Base Indenture and the guarantee of Sonic Franchising LLC and the pledge and collateral arrangements securing the guarantee are included in a Guarantee and Collateral Agreement made by the Guarantor in favor of the Trustee (the "Guarantee and Collateral Agreement"). The Guarantee and Collateral Agreement was entered into on May 20, 2011.

Neither Sonic Corp., the ultimate parent of each of the Co-Issuers and the Guarantor, nor any other subsidiary of Sonic, guarantees or in any way is liable for the obligations of the Co-Issuers under the Base Indenture or of the Guarantor under the Guarantee and Collateral Agreement.  Pursuant to the Parent Company Support Agreement dated May 20, 2011 (the "Parent Company Support Agreement"), Sonic Corp. has, however, agreed to cause the performance of certain obligations of its subsidiaries, principally related to managing the assets included as collateral for the Notes and certain indemnity obligations relating to the transfer of the collateral assets to the Co-Issuers. The Parent Company Support Agreement also contains a limitation on indebtedness that may be incurred by Sonic Corp. or its direct and indirect subsidiaries, equal to 6.5 times EBITDA and/or the satisfaction of certain conditions.

Covenants/Restrictions.  The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) a requirement that the Co-Issuers prepare mortgages and related encumbrances with regard to real estate collateral to be granted upon the occurrence of certain performance related events, including events of default, (ii) a required prepayment of the Notes in the event of certain dispositions of real estate in circumstances where the proceeds are not reinvested in real estate within specified periods, (iii) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (iv) that certain debt service coverage ratios be met, the failure of which will result in early or rapid amortization of the outstanding principal amounts due in respect of the Notes, (v) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a stated Change of Control (as defined in the Supplemental Indenture) and the related payment of specified amounts, including specified make whole payments, (vi) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (vii) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Base Indenture, including events tied to failure to maintain stated debt service coverage ratios, Sonic Corp.'s aggregate Company-owned Drive-In gross sales (as defined) falling below $2.25 billion on stated measurement dates, and certain manager termination events. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds.  The Co-Issuers used approximately $150 million of the net proceeds from the sale of the Series 2013-1 Notes, together with other funds, to repay $155 million of their existing Series 2011-1 Class A-2 Notes at par on July 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: July 24, 2013	By:	/s/ Stephen C. Vaughan
Stephen C. Vaughan,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Supplemental Indenture dated July 18, 2013 among Sonic Capital LLC, Sonic Industries LLC, America's Drive-In Brand Properties LLC, America's Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Series 2013-1 Notes, and Citibank, N.A., as Trustee and Series 2013-1 Securities Intermediary.